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                                                                    Exhibit 4.4

                                ESCROW AGREEMENT

This Escrow Agreement (the "Agreement") is dated as of the date set forth below, by and between, Illinois River Energy, LLC (the "Company"), U.S. Bancorp Piper Jaffray, Inc. (the "Underwriter") and First Midwest Bank (the "Escrow Agent"). (The "Escrow Agent," the "Underwriter" and the "Company" may also be hereinafter referred to as the "Parties").

                                    RECITALS

         A. The Company desires to establish an escrow account with the Escrow Agent into which certain monies and documents will be deposited and held in escrow until a minimum of $25,000,000 has been raised in connection with the Company's public offering (the "Offering") of its Class A and Class B Units (the "Units").

         B. The Company will retain the services of the Underwriter to assist with the sale of the Units on a best efforts basis.

         C. The Company and the Underwriter have agreed to provide for the impoundment of the proceeds to be received from the sale of the Units.

         D. First Midwest Bank hereby agrees to act as Escrow Agent, and the Company and the Underwriter desire to retain First Midwest Bank as Escrow Agent on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEPOSITS: The Company shall deliver to the Escrow Agent all checks, drafts and money orders ("Subscription Payments") and all Subscription Agreements and other related documents ("Subscription Documents") received by the Company from Subscribers in connection with the Offering. All Subscription Payments shall be made payable to "FIRST MIDWEST BANK AS ESCROW AGENT FOR - ILLINOIS RIVER ENERGY, LLC ESCROW."

     ALL FUNDS DEPOSITED WITH THE ESCROW AGENT SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY THE ESCROW AGENT OR THE UNDERWRITER OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST THE COMPANY, THE ESCROW AGENT OR THE UNDERWRITER UNTIL RELEASED TO THE COMPANY IN ACCORDANCE WITH SECTION 3 HEREOF.


2. INVESTMENT OF FUNDS: All Subscription Payments shall be cleared and deposited by the Escrow Agent into an institutional Money Market Account ("Escrow Account"); provided that the Escrow Account must accrue interest on a daily basis and allow for the immediate withdrawal of funds without premium or penalty.


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3.       DISBURSEMENT OF FUNDS:

          a. TERMINATION OF THE OFFERING: If the Escrow Agent has not received, on or before December 15, 2002, subject to extension by the Company to March 31, 2003 ("Termination Date"), Subscription Payments in the aggregate amount of at least $25,000,000, then the Escrow Agent shall refund to Subscribers without interest, all Subscription Payments held in the Escrow Account per written instruction from the Company. Unless instructed otherwise, the Escrow Agent shall release all Subscription Payments held in the Escrow Account, and the corresponding Subscription Documents, to each Subscriber respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this Section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date. All interest on funds held in the Escrow Account shall be for the account of the Company and shall be paid to the Company.

          b. DISBURSEMENT OF 10% OF ESCROW FUNDS: If the Escrow Agent receives, on or before the Termination Date, Subscription Payments in an aggregate amount of not less than $25,000,000 and written acceptance of each Subscriber's subscription by the Company, then the Escrow Agent shall disburse, upon written instruction from the Company, substantially in the form attached hereto as Exhibit A, 10% of the Subscription Payments held in the Escrow Account to the Company ("Initial Disbursement"). If the Escrow Agent receives additional Subscription Payments after the Initial Disbursement, the Escrow Agent shall deposit the Subscription Payments into the Escrow Account and upon receiving written instruction from the Company, substantially in the form attached hereto as Exhibit A, shall disburse to the Company 10% of all Subscription Payments received after the Initial Disbursement. The Escrow Agent shall retain the remaining 90% of all Subscription Payments in the Escrow Account to be disbursed as set forth in Section 3(c) below.

          c. DISBURSEMENT OF REMAINING 90% OF SUBSCRIPTION PAYMENTS: Upon receipt by the Escrow Agent of written confirmation from the Company that the Company has received an executed commitment letter from a lender for the amount of debt financing that the Company determines necessary ("Commitment Letter Notice"), the Escrow Agent shall disburse to the Company, pursuant to written instruction from the Company, substantially in the form attached hereto as Exhibit A, the remaining 90% of the Subscription Payments remaining in the Escrow Account in immediately available funds ("90% Disbursement"). If the Escrow Agent receives additional Subscription Payments after the 90% Disbursement, then the Escrow Agent shall disburse the Subscription Payments to the Company upon written instruction from the Company, substantially in the Form attached hereto as Exhibit A. If the Escrow Agent does not receive the Commitment Letter Notice from the Company by the Termination Date, then the Escrow Agent shall refund to Subscribers without interest, the remaining 90% of each Subscriber's Subscription


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               Payment per written instruction from the Company. The Escrow
               Agent shall also disburse to the Company all interest on funds held in the Escrow Account.

          d. REJECTION OF SUBSCRIPTION OR TERMINATION OF OFFERING: No later than 10 days after receipt by Escrow Agent of written notice (i) from the Company that the Company intends to reject a Subscriber's subscription, or (ii) from the Company that it is terminating the Offering, Escrow Agent shall pay to the Subscribers the amount of Subscription Payment held in the Escrow Account for each subscriber without interest or deduction. All interest on funds held in the Escrow Account shall be for the account of the Company and shall be paid to the Company.


4.   COLLECTED FUNDS: No Subscription Payment shall be disbursed pursuant to
     Section 3 until such Subscription Payment has been received by the Escrow Agent in immediately available funds.


5. LIABILITY OF ESCROW AGENT: In performing its duties under the Agreement, the Escrow Agent shall not be liable to the Company, any Subscriber, or any Party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (I) any act or failure to act made or omitted in good faith, or (II) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining or verifying the scope of any person's authority acting or purporting to act on behalf of any party to this Agreement. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the advice of counsel.


6. FEES AND EXPENSES: It is understood that the fees and usual charges set forth on Schedule I attached to this Agreement for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Company requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all documents and/or things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid. The Company promises to pay these sums upon demand. Unless otherwise provided, the Company will pay


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     all of the Escrow Agent's usual charges and the Escrow Agent may deduct such sums from the funds deposited in the Escrow Account if the funds are to be disbursed to the Company.

7. CONTROVERSIES: If any controversy arises between the Parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means, as the Escrow Agent, in its discretion may deem appropriate, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, less any interest on funds held in the Escrow Account to be applied against all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released, and discharged of and from, all obligations and liability imposed by the terms of this Agreement.


8. INDEMNIFICATION OF ESCROW AGENT: The Company and its successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except to the extent such action, loss, claim, damage, liability, or expense results from or is caused by the willful misconduct or gross negligence of the Escrow Agent.


9. RESIGNATION OF ESCROW AGENT: The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Company, provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: The Company shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving such notice. If the Company fails to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.


10. AUTOMATIC SUCCESSION: Upon the Company's and the Underwriter's consent, any company into which the Escrow Agent may be merged or with which it may be consolidated,


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     or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the Successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding. The Successor Escrow Agent shall be vested with all the estates, properties, rights, powers, and duties of the Escrow Agent as if originally named as escrow agent.


11. TERMINATION: The offering period for this escrow shall terminate on the Termination Date. Upon termination of the offering period, the Escrow Agent shall disburse the funds in the Escrow Account in the manner and upon the terms directed in paragraph 3 hereof. The Company may, in its sole discretion, terminate the Offering and abandon the sale of the Units at any time prior to the Termination Date.


12.  MISCELLANEOUS:

          a. GOVERNING LAWS: This Agreement is to be construed and interpreted according to Illinois law.

          b. TRUST POWERS: The Escrow Agent hereby represents to the Company that the Escrow Agent has all necessary trust powers and authority to act as escrow agent as set forth in this Agreement.

          c. COUNTERPART: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

          d. NOTICES: All instructions, notices and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopied as follows:

         If to the Company:                       If to the Escrow Agent:

         Illinois River Energy, LLC               First Midwest Bank
         1201 South Seventh Street, Suite 110     2801 W. Jefferson Street
         Rochelle, IL 61068                       Joliet, IL 60435

         Telephone No:(815) 561-0650              Telephone No: (815) 773-2604
         Telecopier No: (815) 561-0720            Telecopier No: (815) 773-2696

         If to the Underwriter:

         U.S. Bancorp Piper Jaffray Inc.
         2780 Skypark Drive, Suite 400
         Torrance, CA 90505


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         Telephone No: (310) 325-3825
         Telecopier No: (310) 325-5785

          e. AMENDMENTS: This Agreement may be amended by written notice signed by the Company, except that Section 6 through Section 12 may be amended only with the consent of the Escrow Agent.

          f. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT: The terms and conditions of this Escrow Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the Parties hereto. If, for any reason, the Escrow Agent named herein is unable or unwilling to continue to act, then the Company, at its sole discretion, may substitute another escrow agent.








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The Company represents and agrees that it has not made, nor will it make in the future, any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Securities offered for sale by the Company. The Company further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Securities, the following statement in bold face type: "First Midwest Bank is acting only as an escrow agent in connection with the Offering described herein, and has not endorsed, recommended or guaranteed the purchase or value of any of the units subscribed," and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective Subscribers.

THE UNDERSIGNED ACKNOWLEDGE THAT FIRST MIDWEST BANK IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED HEREIN, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE OR VALUE OF SUCH SECURITIES.






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     The Parties have executed this Agreement as of the last date set forth below.



ILLINOIS RIVER ENERGY, LLC:                     FIRST MIDWEST BANK:


By: /s/ Floyd Schultz                           By: /s/ Robert Diedrich
    ---------------------------                    ----------------------------


Print Name: Floyd Schultz                       Print Name: Robert Diedrich
           --------------------                            --------------------


Date: 9-11-02                                   Date: 9-17-02
     --------------------------                      --------------------------


U.S. BANCORP PIPER JAFFRAY INC.:

By:   /s/ Mark E. Fisler
   ---------------------------

Print Name:  Mark E. Fisler
           -------------------

Date: 9-11-02
     --------------


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                                   SCHEDULE I

                                FEES AND CHARGES



     No fees will be charged by First Midwest for ordinary escrow services.

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                                                                       EXHIBIT A

                         FUND DISBURSEMENT INSTRUCTIONS


     The undersigned certifies that he, she or it is duly authorized to execute and deliver this Escrow Notice on behalf of Illinois River Energy, LLC (the "Company"). Pursuant to the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement") by and among the Company, the Underwriter and First Midwest Bank (the "Escrow Agent"), the Company hereby request that the Escrow Agent remit, in immediately available funds, $_____________ from the Escrow Account to the following parties as follows:

         PARTY                                              AMOUNT
         -----                                              ------
                                                            $

                                                            $


         TOTAL                                              $


         IN WITNESS WHEREOF, the undersigned have executed this Fund Disbursement Instruction as of the date set forth below.


                                                     ILLINOIS RIVER ENERGY, LLC


Dated:                                      By:
      -------------                            --------------------------------
                                                  Its:
                                                      -------------------------